Exhibit 5.1

[LETTERHEAD OF PEPPER HAMILTON LLP]

May 19, 2004

Covalent Group, Inc.

One Glenhardie Corporate Center

1275 Drummers Lane, Suite 100

Wayne, Pennsylvania 19087

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

Reference is made to a Registration Statement on Form S-8 of Covalent Group, Inc. (the “Company”) which is being filed with the Securities and Exchange Commission on the date hereof (the “Registration Statement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement covers (i) up to 994,666 shares (the “2002 Issuable Shares”) of the Company’s common stock (the “Common Stock”) for issuance under the Covalent Group, Inc. 2002 Equity Incentive Plan (the “2002 Plan”), and (ii) up to 500,000 shares (the “1996 Issuable Shares” and, together with the 2002 Issuable Shares, the “Issuable Shares”) of Common Stock for issuance pursuant to the Amended and Restated 1996 Covalent Group, Inc. Stock Incentive Plan (the “1996 Plan” and, together with the 2002 Plan, the “Plans”) which are in addition to 2,500,000 shares previously registered on a registration statement on Form S-8 filed on May 24, 2000 (Registration No. 333-37756).

We have examined the Registration Statement, including the exhibits thereto, the Company’s Certificate of Incorporation, the Company’s By-laws, the Plans and such documents as we have deemed appropriate in rendering this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the authenticity of all documents submitted to us as copies of originals.

Based on the foregoing, we are of the opinion that the Issuable Shares, when issued and paid for in accordance with the terms of the Plans, will be validly issued, fully paid and non-assessable.

Our opinion is limited to the Delaware General Corporation Law and the federal securities laws, each as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission thereunder.

Sincerely,

/s/ PEPPER HAMILTON LLP
PEPPER HAMILTON LLP